UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2013

PrimeEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-7406	11-2695037
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024

(Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRIMEENERGY CORPORATION

Section 3 – Securities and Trading Markets

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 9, 2013, PrimeEnergy Corporation (the “Company”) received a Letter of Reprimand from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) as a result of the Company’s failure to comply with NASDAQ Listing Standards 5605(c)(2)(A) and 5605(d)(1) which require the members of the Company’s Audit Committee and Compensation Committee to be independent directors. As noted in the Staff’s letter, the Company acted to cure the deficiencies in a prompt and effective manner and is currently in compliance with the audit and compensation committee composition requirements.

In the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2013, the Company disclosed that its Board of Directors had determined that one of its directors, Clint Hurt, no longer met the criteria for director independence under NASDAQ listing standard 5605(a)(2)(D), and that Mr. Hurt had resigned as a member of the Company’s Audit Committee and Compensation Committee. The Board’s determination was based upon payments made by the Company to Hurt Interest, LLC (the “LLC”), a company owned and managed in part by Mr. Hurt, for that company’s interest in certain wells operated by the Company. In accordance with applicable NASDAQ rules, the Company notified NASDAQ and immediately undertook to cure the deficiency within the cure periods provided under NASDAQ rules 5605(c)(4)(A) and 5605(d)(4).

The Staff was concerned with the payments made to the LLC since 2008 while Mr. Hurt was a member of both the Company’s Audit Committee and Compensation Committee. The payments were made pursuant to an Operating Agreement between the Company and the LLC, and based upon the revenue generated from the sale of oil and gas produced by the wells operated by the Company in which the LLC has an interest. Under Listing Rule 5605(a)(2)(D), a director cannot be “independent” if he is a controlling shareholder of an organization to which the Company made payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever is more. The Company deemed Mr. Hurt to be independent from 2008 to 2012 even though the yearly payments during those years were in excess of 5% of the LLC’s consolidated gross revenues for those years.

The Staff concluded in its letter that although “the Company failed to comply with NASDAQ’s audit and compensation committee requirements, the failures do not appear to have been the result of a deliberate intent to avoid compliance and, further, that the Company acted promptly to cure the deficiencies after they were discovered.”

Once aware of the violation, Mr. Hurt stepped down from the audit and compensation committees, effective March 26, 2013. On April 8, 2013, the Board approved the appointment of Thomas S. T. Gimbel as a member of the Audit Committee. At the same meeting the Board approved an amendment to the Compensation Committee charter to require that the number of members of that committee be changed from three to two independent directors, as is permitted under applicable NASDAQ and SEC rules. Following Mr. Hurt’s resignation from the Compensation Committee, Thomas S. T. Gimbel and Jan K. Smeets are the remaining members of the committee. Both Mr. Gimbel and Mr. Smeets qualify as independent directors under all pertinent regulatory laws and rules. As a result of the actions taken by the Board of Directors, the Company is currently compliant with the audit and compensation committee composition requirements.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 12, 2013	PrimeEnergy Corporation

	By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
Executive Vice President